POWER OF ATTORNEY
The undersigned hereby appoints Joel D. Tauber and

Carol Singer, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution, and resubstitution for the undersigned and in the undersigned's name, place
and
stead, in any and all capacities, to:
(1)	execute for and on
behalf of
the undersigned Forms 3, 4 and 5 and all other forms that may be required
to be filed by the undersigned from time to time under
Section 16(a) of the
Securities Exchange Act of 1934 and the rules
promulgated thereunder, with
respect to Keyco Bond Fund, Inc. (the
"Company");
(2)	do and perform any
and all acts for and on behalf of
the undersigned which may be necessary or
desirable to complete and
execute such forms and timely file such forms
with the United States
Securities and Exchange Commission and any stock
exchange or similar
authority; and
(3)	take any other action of any type
whatsoever in
connection with the foregoing which, in the opinion of such

attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The
undersigned hereby grants to each
such attorney-in-fact full power and
authority to do and perform each and
every act and thing requisite,
necessary or proper to be done in the
exercise of any of the rights and
powers herein granted, as fully to all
intents and purposes as the
undersigned might or could do in person, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power
of Attorney shall remain
in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or any other forms under
Section 16(a) of the
Securities Exchange Act of 1934 with respect to the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the
undersigned has
caused this Power of Attorney to be executed as of this 8th day of
February, 2006.

/S/ Gail A. Dishell